HEALTH CARE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.4%

Waters Corp.*

5,872 $

464,299

Coventry Health Care, Inc.*

7,691

455,692

Johnson & Johnson, Inc.

31,867 $

2,125,529

Laboratory Corporation of

Pfizer, Inc.

79,438

1,805,626

America Holdings*†

5,936

448,346

Merck & Co., Inc.

30,727

1,785,546

AmerisourceBergen Corp.

9,664

433,624

GlaxoSmithKline PLC — SP

Varian Medical Systems, Inc.*†

8,196

427,503

ADR†

34,850

1,756,091

DENTSPLY International, Inc.

9,072

408,421

Novartis AG — SP ADR†

31,800

1,727,058

Hospira, Inc.*

9,329

397,789

Sanofi-Aventis — SP ADR

37,640

1,713,749

Respironics, Inc.*

5,780

378,474

UnitedHealth Group, Inc.

25,184

1,465,709

Covance, Inc.*

4,280

370,734

Abbott Laboratories

25,614

1,438,226

Applera Corp. - Applied

Genentech, Inc.*

17,906

1,200,955

Biosystems Group†

10,872

368,778

WellPoint, Inc.*

13,288

1,165,756

Barr Pharmaceuticals, Inc.*

6,693

355,398

Wyeth

25,766

1,138,600

DaVita, Inc.*†

6,192

348,919

Eli Lilly & Co.

21,229

1,133,416

Henry Schein, Inc.*

5,630

345,682

AstraZeneca PLC — SP ADR†

25,630

1,097,477

Charles River Laboratories

Medtronic, Inc.

21,633

1,087,491

International, Inc.*

5,252

345,582

Gilead Sciences, Inc.*

22,640

1,041,666

Pharmaceutical Product

Bristol-Myers Squibb Co.

39,276

1,041,600

Development, Inc.†

8,388

338,624

Alcon, Inc. — SP ADR

6,850

979,824

Health Net, Inc.*

6,921

334,284

Amgen, Inc.*†

21,063

978,166

Invitrogen Corp.*†

3,540

330,671

Teva Pharmaceutical Industries

Beckman Coulter, Inc.

4,414

321,339

Ltd. — SP ADR†

20,620

958,418

Cephalon, Inc.*†

4,456

319,763

Baxter International, Inc.

16,461

955,561

Warner Chilcott Ltd.*†

17,570

311,516

Schering-Plough Corp.

32,780

873,259

Patterson Cos., Inc.*

9,066

307,791

Aetna, Inc.

14,773

852,845

Cerner Corp.*†

5,335

300,894

Stryker Corp.†

11,385

850,687

Millipore Corp.*†

4,095

299,672

Medco Health Solutions, Inc.*

8,324

844,054

VCA Antech, Inc.*

6,750

298,552

Thermo Fisher Scientific, Inc.*

12,915

744,937

Amylin Pharmaceuticals, Inc.*†

8,026

296,962

Covidien Ltd.

16,630

736,543

ImClone Systems, Inc.*†

6,750

290,250

Express Scripts, Inc.*

10,038

732,774

Idexx Laboratories, Inc.*

4,900

287,287

McKesson Corp.

10,707

701,416

Endo Pharmaceuticals

Genzyme Corp.*

9,360

696,758

Holdings, Inc.*

10,570

281,902

Becton, Dickinson & Co.

8,220

687,028

IMS Health, Inc.

12,191

280,881

Allergan, Inc.

10,280

660,387

Kinetic Concepts, Inc.*†

5,160

276,370

Cardinal Health, Inc.†

11,351

655,520

Mylan Laboratories, Inc.†

18,895

265,664

CIGNA Corp.

11,135

598,284

Gen-Probe, Inc.*

4,170

262,418

Intuitive Surgical, Inc.*†

1,810

587,345

PerkinElmer, Inc.

9,730

253,175

Biogen Idec, Inc.*†

9,961

566,980

Brookdale Senior Living, Inc.†

7,590

215,632

Boston Scientific Corp.*

48,611

565,346

Vertex Pharmaceuticals, Inc.*

9,249

214,854

Hologic, Inc.*†

8,199

562,779

Omnicare, Inc.

9,236

210,673

Humana, Inc.*

7,407

557,821

APP Pharmaceuticals Inc.*†

12,340

126,732

St. Jude Medical, Inc.*

13,408

544,901

WellCare Health Plans, Inc.*†

2,910

________

123,413

Zimmer Holdings, Inc.*

8,161

539,850

Total Common Stocks

Shire PLC — SP ADR†

7,570

521,951

(Cost $44,692,676)

________

55,237,472

Celgene Corp.*

11,046

510,436

Forest Laboratories, Inc.*

13,792

502,718

C.R. Bard, Inc.†

5,195

492,486

Elan Corp. PLC -SP ADR*†

22,090

485,538

Quest Diagnostics, Inc.

8,881

469,805

1

HEALTH CARE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Amount

Value

REPURCHASE AGREEMENTS

0.3%

Collateralized by U.S. Treasury

Obligations

Lehman Brothers Holdings, Inc.

issued 12/31/07 at 1.00% due

01/02/08

$

138,248 $

________

138,248

Total Repurchase Agreements

(Cost $138,248)

________

138,248

SECURITIES LENDING COLLATERAL 13.7%

Investment in Securities Lending Short

Term

Investment Portfolio Held

by U.S. Bank

7,640,327

________

7,640,327

Total Securities Lending Collateral

(Cost $7,640,327)

________

7,640,327

Total Investments 113.4%

(Cost $52,471,251)

$

________

63,016,047

Liabilities in Excess of Other

Assets – (13.4)%

$

(7,442,353)

________

Net Assets – 100.0%

$

55,573,695

*

Non-Income Producing Security

†

All or a portion of this security is on loan at December 31, 2007

ADR – American Depository Receipt

2